Exhibit 4.30

SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of July 8, 2004 (this “Amendment”) is entered into among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (in such capacity, the “Seller”), AMERISOURCEBERGEN DRUG CORPORATION, a Delaware corporation, as the initial Servicer (in such capacity, the “Servicer”), the VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY THERETO, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrator for each of the Purchaser Groups party thereto (together with its successors and assigns in such capacity, the “Administrator”).

R E C I T A L S

A. The Seller, Servicer, the various other Purchaser Groups from time to time party thereto and the Administrator have entered into that certain Receivables Purchase Agreement, dated as of July 10, 2003 (as amended, supplemented or otherwise modified from time to time, the “Agreement”).

B. The parties to the Agreement desire to enter into this Amendment to amend the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in Exhibit I to the Agreement.

2. Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1 The Scheduled Facility Termination Date with respect to the $125,000,000 Commitment of YC SUSI Trust, as set forth on Fleet Securities, Inc.’s signature page to the Agreement, is hereby amended by deleting the date “July 8, 2004” therein and substituting the date “July 7, 2005” therefor.

2.2 The Scheduled Facility Termination Date with respect to the $125,000,000 Commitment of Liberty Street Funding Corp., as set forth on its signature page to the Agreement, is hereby amended by deleting the date “July 8, 2004” therein and substituting the date “July 7, 2005” therefor.

2.3 The Scheduled Facility Termination Date with respect to the $200,000,000 Commitment of Atlantic Asset Securitization Corp., as set forth on its signature page to the Agreement, is hereby amended by deleting the date “July 8, 2004” therein and substituting the date “July 7, 2005” therefor.

2.4 The Scheduled Facility Termination Date with respect to the $50,000,000 Commitment of Market Street Funding Corporation, as set forth on its signature page to the Agreement, is hereby amended by deleting the date “July 8, 2004” therein and substituting the date “July 7, 2005” therefor.

3. Effect of Amendment. This Amendment shall become effective upon the execution of such Amendment by all of the parties hereto. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in each of the Agreements to “this Agreement”, “hereof”, “herein”, or words of similar effect referring to such Agreement shall be deemed to be references to the Agreement, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement (or any related document or agreement) other than as set forth herein.

4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York without regard to any otherwise applicable principles of conflicts of law.

6. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, or the Agreements or any provision hereof or thereof.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, as Seller

By:	/s/ J. F. Quinn
Name:	J. F. Quinn
Title:	Vice President & Corporate Treasurer

AMERISOURCEBERGEN DRUG CORPORATION, as initial Servicer

By:	/s/ J. F. Quinn
Name:	J. F. Quinn
Title:	Vice President & Corporate Treasurer

BLUE RIDGE ASSET FUNDING CORPORATION, as a Conduit Purchaser

BY:	WACHOVIA CAPITAL MARKETS, LLC, its attorney-in-fact

By:	/s/ DOUGLAS R. WILSON, SR.
Name:	DOUGLAS R. WILSON, SR.
Title:	VICE PRESIDENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrator and as Purchaser Agent and Related Committed Purchaser for Blue Ridge Asset Funding Corporation

By:	/s/ VICTORIA A. DUDLEY
Name:	VICTORIA A. DUDLEY
Title:	Managing Director

By:	/s/ VICTORIA A. DUDLEY
Name:	VICTORIA A. DUDLEY
Title:	Managing Director

YC SUSI TRUST, as a Conduit Purchaser

By:	Bank of America, National Association, as administrative trustee

By:	/s/ Charu Mani
Name:	Charu Mani
Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Related Committed Purchaser for YC SUSI Trust

By:	/s/ Charu Mani
Name:	Charu Mani
Title:	Vice President

LIBERTY STREET FUNDING CORP., as a Conduit Purchaser

By:	/s/ Bernard J. Angelo
Name:	Bernard J. Angelo
Title:	Vice President

THE BANK OF NOVA SCOTIA, as Administrator and as Purchaser Agent and Related Committed Purchaser for Liberty Street Funding Corp.

By:	/s/ MICHAEL EDEN
Name:	MICHAEL EDEN
Title:	DIRECTOR

ATLANTIC ASSET SECURITIZATION CORP., as a Conduit Purchaser

BY:	CALYON NEW YORK BRANCH, its attorney-in-fact

By:	/s/ David C. Fink
Name:	David C. Fink
Title:	Managing Director

CALYON NEW YORK BRANCH (AS SUCCESSOR TO CREDIT LYONNAIS, NEW YORK BRANCH), as Administrator and as Purchaser Agent and Related Committed Purchaser for Atlantic Asset Securitization Corp.

By:	/s/ David C. Fink
Name:	David C. Fink
Title:	Managing Director

MARKET STREET FUNDING CORPORATION, as a Conduit Purchaser

By:	/s/ EVELYN ECHEVARRIA
Name:	EVELYN ECHEVARRIA
Title:	VICE PRESIDENT

PNC BANK, NATIONAL ASSOCIATION, as Administrator and as Purchaser Agent and Related Committed Purchaser for Market Street Funding Corporation

By:	/s/ John T. Smathers
Name:	John T. Smathers
Title:	Vice President